Exhibit 1
Form 10-SB
New Horizon Education, Inc.


                    ARTICLES OF INCORPORATION

                               OF

            HIGH-LINE INVESTMENT DEVELOPMENT COMPANY

KNOW ALL MEN BY THESE PRESENTS:

      That we, the undersigned, natural persons of the age of twenty-one or more, for the purpose of organizing a corporation pursuant to the Utah Business Corporation Act, do hereby adopt the following Articles of incorporation For such corporation.

                            ARTICLE I
                       Name of Corporation

       The  name  of  the  corporation  is  HIGH-LINE  INVESTMENT
DEVELOPMENT COMPANY .

                           ARTICLE II
                            Existence

      The existence of the corporation shall be perpetual unless dissolved according to law.

                           ARTICLE III
                             Purpose

      The general nature of the business to he transacted and the purposes for which the corporation is organized are as follows:

      (a) To engage in the purchase and sale or real estate whether improved or unimproved for renovation of existing structures, construction of single family dwelling units, apartment houses, town houses, condominiums, commercial buildings or any other structures pursuant to a plan of investment and development, and otherwise buy or sell any and all materials, machinery, facilities, appliances, products, equipment, or supplies proper or adapted to be used in or in connection with or incidental to the purchasing, renovation, construction or sale of real estate properties; and to do any and all things incidental thereto, or necessary, expedient, or proper to be done in connection with the matters and things set out herein.

lease, mortgage, pledge, and otherwise dispose of or encumber any and all classes of property whatsoever, whether real or personal, or any interest therein, as principal, agent or broker.

      (c) To acquire by purchase, assignment, grant, license or otherwise, to apply for, secure,
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lease  or  in  any  manner  obtain to develop,  hold,  own,  use, exploit, operate, enjoy and introduce, to sell, assign, lease, mortgage, pledge, grant licenses and rights of all kinds in respect of, or otherwise dispose of to secure to it the payment of agreed royalties or other consideration, and generally to deal in and with and turn to account for any or all purposes, either For itself or as nominee or agent for others:

      (1) Any and all inventions, devices, processes, discoveries and formulas, and improvements and modifications thereof and rights and interests therein;

      (2) Any and all letters patent or applications for letters patent of the United States of America or any other country, state, or locality or authority, and any and all rights, interests and privileges connected therewith or incidental or appertaining thereto;

      (3) Any and all copyrights granted by the United States  or any  other country, State, locality or authority, and any and all
rights,   Interests,  and  privileges  connected   therewith   or
appertaining thereto; and

      (4) Any and all trademarks, trade names, trade symbols, labels, designs and other indicates of origin and ownership granted by or recognized under the laws of the United States of America or any other country, state, locality or authority connected therewith or incidental or appertaining thereto.

      (d) To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, script, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trust or persons, public or private, or by the government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     (e) To acquire, and pay for in cash, stock or bonds of this, corporation or otherwise, and the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liability of any person, firm, association or corporation.

     (f) To borrow or raise monies For any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

      (g)  To loan to any person, firm or corporation any of  its
surplus    funds,    either    with    or    without    security.
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      (h) To purchase, hold, sell and transfer the shares of  its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

      (i) To have one or more offices, to carry on all of or any of its operations and business and without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, or territories of the United States, in any and all foreign countries, subject to the laws of such state, district, territory or country.

      (j) To enter into joint ventures and partnerships with individuals, associations and/or other corporations.

      (k) In general, to do any and all things that are incidental and conducive to the attainment of any above object and purpose, to the same extent as natural persons might or could do, which now or hereafter may be authorized by the laws of the United States and the State of Utah, as the Board of Directors may deem to the advantage of the corporation.

                           ARTICLE IV
                          Capital Stock

      The aggregate number of shares which this corporation shall have authority to issue is 5,000,000 shares of common voting stock $ .01 par value. All stock of the corporation shall be of the same class and have the same rights and preferences.

                            ARTICLE V
                     Minimum Paid-in Capital

       The   corporation  shall  not  commence   business   until
consideration  of  the  value of at least  One  Thousand  Dollars
($1,000.00) has been received by it for the issuance of such shares.

                           ARTICLE VI
                   Registered Office and Agent

      The address of this corporation's initial registered office and the name of its original registered agent at such address is:

Bruce E. Humberstone
351 South State
Spit Lake City, Utah

                           ARTICLE VII
                   Initial Board of Directors
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      The  number of directors constituting the initial Board  of
Directors of the corporation is three (3), however, the number of directors may be increased or decreased as may be provided in the By-Laws of the corporation, but it may not be decreased to less than three (3) directors. The names and addresses of persons who are to serve as directors until the First annual meeting of shareholders, or until their successors are elected and qualified are:

NAME                               ADDRESS
Dale A. Kehl                            4235 South 3720 west
                                   Salt Lake City, Utah 84120

Kent M. Wright                     2115 Marwood Circle
                                   Salt Lake City, Utah 84117

Edward F. Kehl                     4207 South 3760 West
                                   Salt Lake City, Utah 84120

                          ARTICLE VIII
                            Officers

      Officers of this corporation shall include a president, one or more vice presidents, a secretary and a treasurer. The president, vice president or vice presidents, the secretary and the treasurer shall be elected by the Board of Directors and may, but need not be, elected from the members of the Board.

                           ARTICLE IX
                   Non-Assessability of Stock

      Shares of stock of this corporation shall be issued fully paid and shall be non-assessable for any purpose. The private property of the stockholders shall not be liable for the debts, obligations or liabilities of this corporation.

                            ARTICLE X
                       Pre-emptive Rights

      None of the shareholders of the corporation are entitled to pre-emptive rights.

                           ARTICLE XI
                          Incorporators

The name and address of each incorporator is:

NAME                          ADDRESS
Dale A. Kehl                  4235 South 3720 West
                              Salt Lake City, Utah 84120
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Kent M. Wright                2115 Marwood Circle
                              Salt Lake City, Utah

Edward F. Kehl                4207 South 3760 West
                              Salt Lake City, Utah

                           ARTICLE XII
                         Indemnification

     Section 1. Any person made a party or involved in any civil, criminal or administrative action suit, or proceeding by reason of the fact that he or his testator or intestate is or was director, officer or employee of the corporation, or of any corporation which he the testator, or intestate served as such at the request of the corporation shall be indemnified by the corporation against expenses reasonable incurred by him or imposed on him in connection with or resulting from the defense of such action, suit, or proceeding and in connection with or resulting from any appeal therein, except with respect to matters as to which it is adjudged in such action, suit, or proceeding that such officer, director, or employee was liable to the corporation, or to such other corporation, for negligence or misconduct in the performance of his duty. As used herein the term expense shall include all obligations incurred by such person for the payment of money, including without limitation attorney's fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any such action, suit, or proceeding, except amounts paid to the corporation or such other corporation by him. A judgment or conviction whether based on plea of guilty or nolocontendre or its equivalent or after trial shall not of itself be deemed an adjudication that such director, officer, or employee is liable to the corporation, or such other corporation, For negligence or misconduct in the performance of his duties. Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth from time to time in the By-Laws, or by any of the following procedures:

      (a) order of the court or administrative body or agency having jurisdiction of the action, suit, or proceeding;

      (b) resolution adopted by a majority of the quorum of the Board of Directors of the corporation without counting in such majority a quorum any directors who have incurred expenses in connection with such action, suit or proceeding;

      (c) if there is no quorum of directors who have not incurred expenses in connection with such action, suit, or proceeding, then by resolution adopted by a majority of the committee of stockholders and directors who have not incurred such expenses appointed by the Board of Directors;

      (d) resolution adopted by a majority of the quorum of the Directors entitled to vote at any meeting; or

      (e) order of any court having jurisdiction over the corporation. Any such determination that a payment by way of indemnity should be made will be binding upon the corporation, such
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right  of  indemnification shall not be exclusive  of  any  other right which such directors, officers, and employees of the corporation and the other persons above-mentioned may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of
indemnification   under   any   By-Laws,   Agreement,   vote   of
stockholders, provision of law, or otherwise as well as their rights under this article. The provisions of this article shall apply to any member of any committee appointed by the Board of Directors as fully as though such person had been a director, officer or employee of the corporation.

       IN   WITNESS   WHEREOF,   we  the   undersigned   original
incorporators hereinabove named. have hereunto set our hands this 8th day of March, 1972.

                              /s/ Dale A. Kehl, Incorporator

                              /s/ Kent M. Wright, Incorporator

                              /s/ Edward F. Kehl, Incorporator

STATE OF UTAH  )
               )ss.
County of Salt Lake )

      I hereby certify that on the 8th day of March, 1972, personally appeared before me, Dale A. Kehl, Kent M. Wright,
Edward F. Kehl, who being by me first duly sworn, severally declared that they are the persons who signed the Foregoing document and that the statements therein contained are true.

                              /s/ Notary Public

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